EXHIBIT 5.1

June 3, 2026

ROKIT America, Inc.

3435 Wilshire Boulevard, Suite 2925

Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as legal counsel to ROKIT America, Inc., a Delaware corporation (the Company”), in connection with the Registration Statement on Form S-1 (File No. 333-295063) (as amended to the date hereof, the “Registration Statement”), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on April 15, 2026, for the registration of the issuance of up to 3,026,316 shares (the “Public Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), including the underwriters’ over-allotment option. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Public Shares.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the following:

1. the Registration Statement;

2. the Company’s Certificate of Incorporation, as in effect as of the date hereof;

3. the Bylaws of the Company, as amended and restated as of the date hereof;

4. the corporate actions of the Company that provide for the issuance of the Public Shares (the “Authorizing Resolutions”); and

5. the Underwriting Agreement between the Company and the Representative, as representative of the underwriters named therein, as amended (the “Underwriting Agreement”);

We have also examined such documents, matters of fact and questions of law as we have deemed appropriate for purposes of this opinion letter. As to certain matters of fact that are material to our opinion, we have relied on a fact certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, without independent verification, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that any entity that is a party to any of the documents reviewed by us has been duly organized, incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation; (v) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (vi) the due authorization, execution and delivery by each party thereto of each document reviewed by us; (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document (and/or any other applicable document) prior to its amendment or restatement from time to time; (viii) that each of the documents submitted to or reviewed by us constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and (ix) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. In addition, we have assumed, without independent verification, that (a) the issuance of the Public Shares will be duly noted in the Company’s stock ledger upon issuance, (b) the Company will receive consideration for the Public Shares in the amount required by the Authorizing Resolutions, the Underwriting Agreement and the Registration Statement, as applicable, in an amount at least equal per Public Share to the par value of such share, (c) the Public Shares will be issued in accordance with the Authorizing Resolutions, the Underwriting Agreement and the Registration Statement, as applicable, and (d) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

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We are members of the bar of the State of New York. Our opinions set forth below are limited to the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that the Public Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act and the Public Shares are issued and paid for in accordance with the Underwriting Agreement and as contemplated in the Registration Statement, the Public Shares will be validly issued, fully paid, and nonassessable.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinion is based on facts and laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus contained therein within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ PRYOR CASHMAN LLP

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